Exhibit 24

POWER OF ATTORNEY

The undersigned, being a Director and/or Officer of The Mosaic Company, a Delaware corporation (the "Company"), hereby constitutes and appoints James ("Joc") C. O'Rourke, Clint C. Freeland and Mark J. Isaacson his/her true and lawful attorneys and agents, each with full power and authority (acting alone and without the others) to execute and deliver in the name and on behalf of the undersigned as such Director and/or Officer, the Annual Report of the Company on Form 10-K for the calendar year ended December 31, 2018 (the "Annual Report") under the Securities Exchange Act of 1934, as amended, and to execute and deliver any and all amendments to the Annual Report for filing with the Securities and Exchange Commission; and in connection with the foregoing, to do any and all acts and things and execute any and all instruments which such attorneys and agents may deem necessary or advisable to enable the Company to comply with the securities laws of the United States and of any state or other political subdivision thereof. The undersigned hereby grants unto such attorney and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

/s/ Oscar P. Bernardes		/s/ William T. Mohanan
Oscar P. Bernardes	February 21, 2019	William T. Monahan	February 21, 2019

/s/ Nancy E. Cooper		/s/ James C. O'Rourke
Nancy E. Cooper	February 20, 2019	James (“Joc”) C. O’Rourke	March 4, 2019

/s/ Gregory L. Ebel		/s/ David T. Seaton
Gregory L. Ebel	February 21, 2019	David T. Seaton	February 21, 2019

/s/ Timothy S. Gitzel		/s/ Steven M. Seibert
Timothy S. Gitzel	February 27, 2019	Steven M. Seibert	February 21, 2019

/s/ Denise C. Johnson		/s/ Luciano Siani Pires
Denise C. Johnson	March 4, 2019	Luciano Siani Pires	February 22, 2019

/s/ Emery N. Koenig		/s/ Kelvin R. Westbrook
Emery N. Koenig	February 21, 2019	Kelvin R. Westbrook	February 21, 2019

/s/ Robert L. Lumpkins
Robert L. Lumpkins	February 20, 2019